Exhibit 99.1

            DeVry Inc. Reports Fiscal 2004 Fourth-Quarter,
             Year-End Results and Summer Term Enrollment

    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Aug. 18, 2004--DeVry Inc. (NYSE:DV), an international higher education company, today reported financial results for the fiscal 2004 fourth quarter and year-end, and student enrollment for the 2004 summer term.

    Financial and Operating Results

    Fiscal 2004 fourth quarter revenues were $200.0 million, an increase of 14.7 percent compared with $174.4 million for the same period one year ago. Net income for the fourth quarter was $15.7 million, or $0.22 per diluted share, up 29.2 percent compared with $12.1 million, or $0.17 per share for the same period last year, which included pretax charges of approximately $2.6 million related to workforce reductions in both eastern Canada and the United States.
    Revenues for the fiscal year ended June 30, 2004, were $784.9 million, an increase of 15.5 percent compared with $679.6 million in fiscal 2003. Net income for the year was $58.1 million or $0.82 per diluted share, a decline of 5.0 percent compared with $61.1 million or $0.87 per share in fiscal 2003, which included certain non-recurring income tax benefits totaling $8.1 million or approximately $0.12 per share.
    DeVry also said that as a result of a change in the CPA exam schedule, it has realigned Becker Professional Review's fiscal calendar to that of DeVry Inc. Although the company previously indicated that this change would be recorded in the fourth quarter of 2004, the appropriate accounting treatment is to recognize the change in the first quarter of fiscal year 2005. The realignment is expected to add $0.02 to earnings for the year.
    "The demand for entry-level accountants is reported to be the highest it has been in many years," said Ronald Taylor, chief executive officer of DeVry Inc. "We see current enrollment for Becker's CPA review courses recovering nicely and expect future Becker enrollment to reflect the increased demand for accountants."
    "As of July 1, we significantly strengthened our management team with the appointment of Daniel Hamburger as president and chief operating officer and John Skubiak as president of DeVry University, in addition to the previous hiring of Paul Eppen as chief marketing officer," commented Taylor. "These changes provide an immediate boost to our management team and give us the management resources necessary to achieve our strategic goals."
    In fiscal 2004, new DeVry University Centers (DVUCs) were opened in Indianapolis, Las Vegas, Philadelphia's Center City, Pittsburgh, Portland, Sacramento, Seven Hills (Cleveland), Ohio, and Gurnee, Ill. Also during the fourth quarter, construction of a new facility in northern Colorado Springs was announced, and a new Fort Worth, Texas location is scheduled to begin classes in September 2004. Most recently, the company announced its plans to open a new center in Broward County, Florida. DeVry currently operates 71 locations, comprising 23 DeVry University campuses and 48 DVUCs, and offers undergraduate and graduate degree programs online.
    During the fourth quarter, DeVry University announced two new online concentrations within its business administration bachelor degree program. Also during the quarter, Michigan State University and The Ohio State University became clinical training affiliates of Ross University School of Veterinary Medicine.

    Summer Enrollment

    DeVry University announced today that new undergraduate student enrollment for the 2004 summer term increased by 0.9 percent to 10,522, compared with 10,431 in the previous year. Total undergraduate student enrollment in the 2004 summer term was 38,036, a decline of
5.8 percent, compared to 40,398 for the 2003 summer term. These results exclude enrollments at DeVry's Toronto location, which last enrolled new students in July 2003.
    At DeVry University's Keller Graduate School of Management (KGSM), the number of coursetakers for the 2004 July term increased 8.4 percent to 10,276 compared with 9,483 in the July term last year. During fiscal 2004, KGSM aligned its academic calendar with that of DeVry University. The annual schedule for graduate coursework is now six eight-week terms as opposed to five 10-week terms in the prior KGSM calendar.
    The total number of online undergraduate and graduate coursetakers for the 2004 summer term increased 92.8 percent to 12,590 compared with 6,531 in the same term a year ago.
    The total number of students enrolled at Ross University for the 2004 May term was 3,310 compared to 2,852 in the same period last year, an increase of 16.1 percent.
    "There is strong interest in our business and healthcare programs, and significant growth at the graduate school, at the DVUCs, online and at Ross University; however, undergraduate technology enrollments continue to be weak," stated Taylor. "We are adopting a comprehensive program to aggressively address this issue and expect to see improvements in the area of recruiting. We are, of course, subject to ongoing general market conditions in the technology area."
    Daniel Hamburger, president and chief operating officer, commented, "Modifications have been implemented to refocus our marketing and sales efforts on specific audiences, which include recent high school graduates, adult learners, technology and business students and those interested in our online programs. These changes include a revamped high school outreach program and advertisements specifically oriented toward high school students."
    "Though weak technology enrollments will continue to affect performance in the near term, we are confident that with the plan we have in place, we will be successful in attracting an increasing number of full-time students looking for a high-quality education and an accelerated entry into a subsequent career," concluded Hamburger.

    DeVry Inc. will hold a conference call to discuss its fiscal 2004 fourth-quarter and year-end results on August 18, 2004 at 3:30 p.m. Central time (4:30 p.m. Eastern time). The conference call will be led by Ronald Taylor, chief executive officer, Daniel Hamburger, president and chief operating officer and Norman Levine, senior vice president and chief financial officer.
    For those wishing to participate by telephone, dial 800-218-0713 (domestic) or 303-262-2130 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the Webcast through the Investor Relations section of the company's Web site at www.investor.devry.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
    The company will archive a telephone replay of the call until August 27, 2004. To access the replay, dial 800-405-2236 (domestic) or 303-590-3000 (international), passcode 11004930 or to access the Webcast replay, visit www.investor.devry.com.

    DeVry Inc. (NYSE:DV) is the holding company for DeVry University, Ross University and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Becker Professional Review provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com.


Summer 2004 Enrollment Results
------------------------------
DeVry University (excluding Toronto)       Summer  Summer   Increase/
                                            2004    2003    (Decrease)

New undergraduate students (onsite/online) 10,522  10,431         0.9%
Total undergraduate students
 (onsite/online)                           38,036  40,398       (5.8%)

                                             July    July   Increase/
                                             2004    2003   (Decrease)

Graduate coursetakers (onsite/online)      10,276   9,483         8.4%
Online coursetakers(1)                     12,590   6,531        92.8%

                                              May     May    Increase/
                                             2004    2003   (Decrease)

Ross University                             3,310   2,852        16.1%

(1)Online coursetakers are included in the total undergraduate and graduate enrollment number.


DeVry Inc.
                For the Quarter Ended       For the Fiscal Year Ended
            June 30, 2004  June 30, 2003  June 30, 2004  June 30, 2003

Revenues     $200,043,000   $174,395,000   $784,885,000   $679,579,000
Net Income     15,696,000     12,149,000     58,061,000     61,148,000
Earnings Per
 Common Share
     Basic          $0.22          $0.17          $0.83          $0.87
     Diluted        $0.22          $0.17          $0.82          $0.87
Number of
 Common Shares
     Basic     70,306,000     69,986,000     70,142,000     69,942,000
     Diluted   70,926,000     70,548,000     70,757,000     70,336,000
Actual Shares
 Outstanding
 at June 30:                                  70,331,000    70,021,000


                              DEVRY INC.
                   CONSOLIDATED STATEMENTS OF INCOME
          (Dollars in Thousands Except for Per Share Amounts)
                              PRELIMINARY
                              -----------

                                    For The Three Months Ended
                                             June 30,
                                   -----------------------------

                                     2004      2003      2002
                                   --------- --------- --------

REVENUES:

 Tuition                           $186,993  $162,846  $150,139
 Other Educational                   13,032    11,419    11,732
 Interest                                18       130       142
                                   --------- --------- ---------

      Total Revenues                200,043   174,395   162,013
                                   --------- --------- ---------

COSTS AND EXPENSES:

 Cost of Educational Services       105,909    92,112    86,897
 Student Services and
  Administrative Expense             70,437    61,325    48,206
 Interest Expense                     1,821     1,139        63
                                   --------- --------- ---------

      Total Costs and Expenses      178,167   154,576   135,166
                                   --------- --------- ---------

Income Before Income Taxes           21,876    19,819    26,847

Income Tax Provision                  6,180     7,670    10,656
                                   --------- --------- ---------

NET INCOME                         $ 15,696  $ 12,149  $ 16,191
                                   ========= ========= =========


EARNINGS PER COMMON SHARE
 Basic                               $0.22     $0.17     $0.23
                                   ========  ========  =========
 Diluted                             $0.22     $0.17     $0.23
                                   ========  ========  =========


                              DEVRY INC.
                   CONSOLIDATED STATEMENTS OF INCOME
          (Dollars in Thousands Except for Per Share Amounts)
                              PRELIMINARY
                              -----------

                                        For The Year Ended
                                             June 30,
                                   ----------------------------

                                      2004      2003     2002
                                   --------- --------- --------

REVENUES:

 Tuition                           $737,546  $628,326  $600,400
 Other Educational                   47,173    50,810    47,181
 Interest                               166       443       553
                                   --------- --------- ---------

      Total Revenues                784,885   679,579   648,134
                                   --------- --------- ---------

COSTS AND EXPENSES:

 Cost of Educational
  Services                          420,108   366,075  347,986
 Student Services and
  Administrative Expense            275,587   225,767  188,712
 Interest Expense                     7,834     1,280      807
                                   --------- --------- --------

      Total Costs and
       Expenses                     703,529   593,122  537,505
                                   --------- --------- --------

Income Before Income
 Taxes                               81,356    86,457  110,629

Income Tax Provision                 23,295    33,459   43,574
Non-recurring Tax
 Benefit                                  -    (8,150)       -
                                   --------- --------- ---------

NET INCOME                         $ 58,061  $ 61,148  $ 67,055
                                   ========= ========= =========


EARNINGS PER COMMON
 SHARE
 Basic                                $0.83     $0.87    $0.96
                                    ========  ======== ========
 Diluted                              $0.82     $0.87    $0.95
                                    ========  ======== ========


                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                              PRELIMINARY
                              -----------

                                                  June 30,
                                            --------------------
                                               2004       2003
                                            ---------  ---------
ASSETS:

 Current Assets:
 ---------------

 Cash and Cash Equivalents                  $146,227    $93,471
 Restricted Cash                              13,457     14,052
 Accounts Receivable, Net                     28,150     24,275
 Inventories                                   3,281      4,315
 Deferred Income Taxes                         7,619     11,358
 Prepaid Expenses and Other                    9,356      6,988
                                            ---------  ---------

 Total Current Assets                        208,090    154,459
                                            ---------  ---------

 Land, Buildings and Equipment:
 ------------------------------

 Land                                         64,256     59,888
 Buildings                                   203,651    188,320
 Equipment                                   222,898    207,405
 Construction In Progress                      6,214     12,662
                                            ---------  ---------

                                             497,019    468,275

 Accumulated Depreciation                   (210,132)  (182,921)
                                            ---------  ---------

 Land, Buildings and Equipment, Net          286,887    285,354
                                            ---------  ---------

 Other Assets:
 -------------

 Intangible Assets, Net                       86,345    103,330
 Goodwill                                    283,750    280,979
 Perkins Program Fund, Net                    12,247     11,291
 Other Assets                                  4,232      6,003
                                            ---------  ---------

 Total Other Assets                          386,574    401,603
                                            ---------  ---------

 TOTAL ASSETS                               $881,551   $841,416
                                            =========  =========


                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                              PRELIMINARY
                              -----------

                                                   June 30,
                                             --------------------
                                                2004       2003
                                             ---------  ---------

LIABILITIES:

 Current Liabilities:
 --------------------

  Current Maturities of Revolving Loan        $35,000    $15,000
  Accounts Payable                             27,349     18,866
  Accrued Salaries, Wages and Benefits         31,041     30,791
  Accrued Expenses                             18,476     31,767
  Advance Tuition Payments                     16,819     10,568
  Deferred Tuition Revenue                     21,830     16,291
                                             ---------  ---------

 Total Current Liabilities                    150,515    123,283
                                             ---------  ---------

 Other Liabilities
 -----------------

 Revolving Loan                               90,000    150,000
 Senior Debt                                 125,000    125,000
 Deferred Income Taxes                        20,379     13,049
 Deferred Rent and Other                      17,400     14,417
                                            ---------  ---------

 Total Other Liabilities                     252,779    302,466
                                            ---------  ---------

 TOTAL LIABILITIES                           403,294    425,749
                                            ---------  ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

 Common Stock, $0.01 Par Value, 200,000,000
  Shares Authorized; 70,331,323 and 70,021,513
  Shares Outstanding at June 30, 2004 and
  2003, Respectively                              704        701
 Additional Paid-in Capital                    71,797     67,288
 Retained Earnings                            405,036    346,975
 Accumulated Other Comprehensive Income           720        703
                                             ---------  ---------

 TOTAL SHAREHOLDERS' EQUITY                   478,257    415,667
                                             ---------  ---------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                        $881,551   $841,416
                                             =========  =========


                              DEVRY INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)
                              PRELIMINARY
                              -----------

                                         For The Year Ended June 30,
                                         ----------------------------
                                            2004      2003     2002
                                         --------- --------- --------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                               $58,061   $61,148  $67,055

Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:

 Depreciation                              40,836    37,758   32,725
 Amortization                              14,748     2,574      811
 Provision for Refunds and
  Uncollectible Accounts                   35,495    34,501   34,249
 Deferred Income Taxes                      5,472     8,940    2,630
 Loss on Disposals and Adjustments to
  Land, Buildings and Equipment               439       263      188
 Changes in Assets and Liabilities,
  Net of Effects from
  Acquisitions of Businesses:
   Restricted Cash                            595     6,206    1,220
   Accounts Receivable                    (39,340)  (23,633) (34,525)
   Inventories                              1,034       592       (8)
   Prepaid Expenses And Other              (2,368)   (3,070)     677
   Perkins Program Fund
    Contribution and Other                  2,636    (1,114)     193
   Accounts Payable                         8,483    (2,132)    (105)
   Accrued Salaries, Wages, Expenses
    and Benefits                           (3,472)    2,061    5,363
   Advance Tuition Payments                 6,251    (6,997)   1,704
   Deferred Tuition Revenue                 5,539   (16,904)   1,330
                                         --------- --------- --------

 NET CASH PROVIDED BY OPERATING
  ACTIVITIES                              134,409   100,193  113,507
                                         --------- --------- --------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Capital Expenditures                     (42,808)  (43,762) (85,873)
 Payments for Purchases of Businesses,
  Net of Cash Acquired                     (1,493) (295,908)       -
                                         --------- --------- --------

 NET CASH USED IN INVESTING ACTIVITIES    (44,301) (339,670) (85,873)
                                         --------- --------- --------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from Exercise of
  Stock Options                             2,631       404    1,068
 Comprehensive Income from Interest Rate
  Hedge                                        18         -        -
 Proceeds from Revolving
  Credit Facility                          25,000   165,000   55,000
 Repayments Under Revolving Credit
  Facility                                (65,000)        -  (55,000)
 Proceeds from Senior Note
  Issuance                                      0   125,000        -
                                         --------- --------- --------

 NET CASH (USED IN) PROVIDED BY FINANCING
  ACTIVITIES                              (37,351)  290,404    1,068
                                         --------- --------- --------

Effects of Exchange Rate Differences           (1)       29      (46)
                                         --------- --------- --------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                               52,756    50,956   28,656

Cash and Cash Equivalents at Beginning
 of Year                                   93,471    42,515   13,859
                                         --------- --------- --------

Cash and Cash Equivalents at
 End of Year                             $146,227   $93,471  $42,515
                                         ========= ========= ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
 Interest Paid During the
  Year                                     $7,091      $662     $807
 Income Taxes Paid During the
  Year, Net                                22,471    17,373   42,486



    CONTACT: DeVry Inc.
             Investor Relations
             Joan Bates, 630-574-1949
             or
             Linden Alschuler & Kaplan
             Hannah Arnold, 212-575-4545